SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
August 20, 2006

HYDROGEN POWER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12374	84-0905189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7315 East Peakview Avenue
Englewood, Colorado 80111
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

Equitex, Inc.
(Former name or former address, if changed since last report.)

Item 1.01 Entry Into A Material Definitive Agreement.

Effective August 20, 2006, Hydrogen Power International, Inc. (“HPII” or the “Company”) entered into a Consulting Agreement with Boston Financial Partners dated July 28, 2006 (the “Consulting Agreement”). Under the Consulting Agreement, which has a term of one year, Boston Financial Partners will receive a total of 300,000 shares of the Company’s common stock, of which 150,000 shares are to be issued immediately, 75,000 shares are to be issued on September 30, 2006 and 75,000 shares are to be issued on December 31, 2006. The closing price for the Company’s common stock on July 28, 2006 was $1.75 per share. Pursuant to the Consulting Agreement, Boston Financial Partners is required to provide strategic corporate advice relating to potential mergers, acquisitions and dispositions and other corporate transactions, including such services provided to the Company with respect to its acquisition of Hydrogen Power, Inc., reasonably requested by Company from time to time during the term of the Consulting Agreement.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 are hereby incorporated by reference to this Item.

Effective August 20, 2006, the Company issued 164,643 shares to Goben Enterprises LP (“Goben”), including 105,342 shares issued at $1.50 per share for the conversion of principal and interest due on a promissory note, 19,301 shares issued at $1.73 per share pursuant to default payment penalties under the promissory note, and 40,000 shares issued under a consulting agreement with Goben having a value of $1.85 per share.

Equitex offered and sold the shares of common stock referenced in this Current Report on Form 8-K in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, based on the fact that there were a limited number of investors, all of whom, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment, and all such investors are “accredited investors” as defined in rules promulgated under the Securities Act. Such shares of common stock may not be resold in of the United States absent registration or an applicable exemption from registration requirements. The disclosure about the private placement and related agreements contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c under the Securities Act.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

10.1	Consulting Agreement by and between Hydrogen Power International, Inc. and Boston Financial Partners dated July 28, 2006. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITEX, INC.
Date: August 24, 2006	By: /s/ Thomas B. Olson Thomas B. Olson, Secretary

Exhibit Index

Exhibit No.	Description
10.1	Consulting Agreement by and between Hydrogen Power International, Inc. and Boston Financial Partners dated July 28, 2006. (Filed herewith)